Exhibit 99.1

JOANN Inc. Announces Dividend in First Quarter Return to Public Market

Hudson, Ohio, May 21, 2021 -- The Board of Directors of JOANN (NASDAQ: JOAN) has declared a quarterly dividend of 10 cents per common share.

The dividend is payable June 25, 2021 to shareholders of record at the close of business June 11, 2021. The 1st Quarter dividend will be the company's first since it listed on NASDAQ on March 12 of this year.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 855 stores across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance, and inspiration needed to achieve any project or passion.

Investor Relations Contacts:

Ajay Jain

Ajay.Jain@joann.com

330-463-8585

Tom Filandro; ICR, Inc.

JoannIR@icrinc.com

646-277-1235

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887